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                                                                   EXHIBIT 10(h)

                       EXPANSION OPERATING LEASE AGREEMENT


         EXPANSION OPERATING LEASE AGREEMENT, dated as of the 17th day of March, 1986, by and between ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership having its principal place of business at The Claridge Hotel and Casino, Indiana Avenue and the Boardwalk, Atlantic city, New Jersey 08401 ("Lessor"), and THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation having its principal place of business at The Claridge Hotel and Casino, Indiana Avenue and the Boardwalk, Atlantic City, New Jersey 08401 ("Lessee").
                              W I T N E S S E T H:
                                    RECITALS

         1. Claridge Limited, a New Jersey limited partnership, and Lessor entered into that certain Ground Lease, dated as of October 31, 1983 (as amended or modified, the "Original Ground Lease"), with respect to certain land underlying the Claridge Hotel & Casino and located in the City of Atlantic City, County of Atlantic, State of New Jersey (the "Original Claridge Land").

         2. Lessor is the fee owner of the buildings and the improvements located on and situated in the Original Claridge Land (the "Original Claridge Improvements").

         3. Lessor and Lessee entered into that certain Operating Lease, dated as of October 31, 1983 (the "Original Operating Lease"), whereby Lessor leased to Lessee its interest in the Original Claridge Improvements and subleased to Lessee its interest in the Original Claridge Land.

         4. Del E. Webb New Jersey, Inc. ("DEWNJ") has acquired in fee title from the City of Atlantic City certain air space over the street known as Park Place and located in the City of Atlantic City, County of Atlantic, State of New Jersey.

         5. DEWNJ is concurrently herewith leasing such air space to Lessor to enable Lessor to construct and maintain certain buildings and other improvements in such air space for the purpose of expanding the original Claridge Improvements, all as provided in the Air Rights Lease (as hereinafter defined).

         6. Lessor is presently completing construction of such expansion improvements.

         7. Lessor is willing to lease to Lessee its interests in such expansion improvements and sublease its interests in such air space to Lessee, all as hereinafter provided.

         NOW, THEREFORE, in consideration of the terms and covenants herein contained and the consideration herein stated, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                              GRANT, PREMISES, TERM

         1.1 Lessor, in consideration of the premises and of the rents hereinafter reserved and of the covenants, agreements and conditions herein contained to be kept and performed on the part of Lessee, does hereby lease and demise to Lessee and Lessee does hereby hire and take from Lessor, that certain property, situate, lying and being in the City of Atlantic City and County of Atlantic, State of New Jersey, consisting of the following:



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         A. The air space more particularly described in Exhibit A annexed hereto and made a part hereof (the "Air Space") in which Lessor has a lessee's interest pursuant to that certain air rights lease agreement, of even date herewith, by and between DEWNJ, as lessor, and Lessor, as lessee (the "Air Rights Lease"), for a term of approximately Ninety-Five (95) years commencing on the 17th day of March, 1986 and expiring on the 30th day of September, 2081, unless sooner terminated as therein provided;

         B. All of Lessor's right, title and interest in and to all rights-of-way, easements and others appurtenances to the Air Space, including, but not limited to, that certain Easement Agreement between the City of Atlantic City and DEWNJ (the "Easement Agreement"); and

         C. The buildings, structures and improvements located within the Air Space which are presently under construction by Lessor and any and all equipment, furniture, fittings, fixtures and articles of personal property affixed or attached to, installed or placed in or upon and to be used for or usable in any present or future enjoyment, occupancy or operation thereof as a hotel and casino or otherwise, whether located thereon or not and any and all replacements and substitutions thereof and additions thereto including, but not limited to, any all air conditioning machinery and equipment, elevators, escalators, furniture and equipment, communications equipment and systems, fire protection and sprinkler equipment and systems, surveillance equipment and systems, dishwashers, ranges, cooking apparatus, refrigerators and mechanical kitchen equipment, laundry equipment, partitions, vaults, safes, fire extinguishing equipment, parts and supplies, chairs, tables, beds, bed springs, mattresses, couches, lamps, waste baskets, desks, cabinets, curtains, draperies, carpeting, chandeliers, pictures, radios, television sets, and other furniture and furnishings for the lobby, halls, lavatories and other public rooms and places and for the bedrooms, baths and other private rooms, furniture and furnishing for the offices, typewriters, dictation equipment, maintenance and engineering tools, materials and supplies, paints, uniforms of engineering and maintenance personnel and all supplies used in connection with the maintenance and repair thereof (collectively the "Expansion Improvements").

         D. Any Expansion FF&E Replacements (as hereinafter defined) which may be procured by Lessor pursuant to Article 6.

         The foregoing items are sometimes hereinafter collectively referred to as the "Property".

         The Property is leased subject to the liens, encumbrances and other exceptions set forth in Exhibit B annexed hereto and made a part hereof.

         1.2 The initial term of this Lease shall commence on the date hereof and shall end on September 30, 1998 (the "Primary Term"). Thereafter, subject to the terms and conditions hereof and if and for so long as no event of default shall have occurred hereunder and be continuing beyond any applicable grace period on the dates herein specified for the expiration of the Primary Term or the first two (2) Extended Terms (as defined below), Lessee shall have the right and option to extend this Lease on the same terms and conditions herein set forth (excluding, however, any further right of renewal and on such rental terms as are set forth in Section 2.1 hereof) for three (3) consecutive terms of ten
(10) years each (the "Extended Terms") unless this Lease shall be sooner terminated pursuant to the terms hereof and provided that (a) Lessee shall concurrently therewith exercise its option to extend the term of the Original operating Lease for such period, and (b) any exercise by Lessee of its option to extend the term of the original Operating Lease shall be deemed to be the exercise by Lessee of its option to likewise extend the term of this Lease. Each Extended Term shall commence on the day immediately succeeding the expiration date of the immediately preceding term, and shall end at midnight on the day immediately preceding the tenth anniversary of the first day of such term. Lessee may exercise each such option to extend this Lease by giving written notice to Lessor at least nine (9) months prior to the end of the then term of this Lease.

         In the case of any of the renewal options set forth in this Section 1.2, the giving of notice of renewal shall automatically extend this Lease for an Extended Term, and no instrument of renewal need be executed, provided that


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no Extended Term shall take effect unless this Lease is in full force and effect immediately prior to the commencement thereof. If Lessee fails to give the required notice of renewal, this Lease shall automatically terminate at the end of the then term of this Lease and Lessee shall have no further option to extend this Lease. If Lessee does not exercise any option in a timely manner, then Lessor shall have the right during the remainder of the term of this Lease to advertise the availability of the Property for reletting. "Term" and the phrases "term of this Lease" and "term hereof" shall mean the Primary Term and any Extended Terms with respect to which the right to extend has been exercised.

         1.3 Lessor shall promptly cause the construction of the Expansion Improvements in accordance with the plans and specifications heretofore submitted and approved by Lessee and more fully described in that certain Standard Form of Agreement Between Owner and Contractor, dated January 6, 1986, between Lessor and Del E. Webb Construction Services, Co., a copy of which contract has been submitted to and approved by Lessee.

         1.4 Lessor, in furtherance of the granting clauses contained in Section 1.lC hereof, shall promptly upon completion of the Expansion Improvements purchase or provide to Lessee for lease pursuant to the terms hereof, such furniture, fixtures and furnishings and equipment relating to the Property as may be requested by Lessee provided however that the amount of same shall not, when added to the cost of the Expansion Improvements, exceed the Expansion Loan Balance (as hereinafter defined) (the "Initial Expansion FF&E").

                                    ARTICLE 2
                                      RENT

         2.1 Lessee agrees to pay Lessor in lawful money of the United States, at Lessor's address set forth above, or at such other address or to such other person as Lessor from time to time may designate, fixed rent for each calendar year ("Basic Rent") for the Property commencing on the first day of the month immediately succeeding the completion of the Expansion Improvements, such completion to be evidenced by the completion of construction and the opening of the Expansion Improvements to the public for use as a casino (the "Opening Date"). Basic Rent shall be payable as follows:

         (a) From the Opening Date to December 31, 1986, Three Million Nine Hundred Fifty Thousand Dollars ($3,950,000), per annum (the "Base Amount"), pro rata. The Base Amount shall be adjusted as of the Opening Date as follows: (i) the outstanding principal balance of the Expansion Wraparound Note (as defined in the Expansion Wraparound Mortgage) shall be determined as of the Opening Date (the "Expansion Loan Balance"), (ii) the Base Amount shall be increased by Seventeen and 29/1000 cents ($.1729) (the "Adjustment Amount") for each One Dollar ($1.00) the Expansion Loan Balance exceeds Sixteen Million Eight Hundred Two Thousand Dollars ($16,802,000) (the "Target Balance"), (iii) the Base Amount shall be decreased by the Adjustment Amount for each One Dollar ($1.00) the Expansion Loan Balance is less than the Target Balance, and (iv) the Base Amount shall be unchanged if the Expansion Loan Balance equals the Target Balance. Basic Rent for the calendar year 1986 shall be pro-rated in the event the Opening Date shall occur on a day other than the first day of the month. In the event the Expansion Loan Balance shall be increased after the Opening Date, but prior to June 1, 1987, the Base Amount shall be adjusted to reflect such change in accordance with the foregoing provisions.

         (b) For each calendar year beginning with the calendar year beginning January 1, 1987 through the calendar year beginning January 1, 1998, Basic Rent (and in 1987, the Base Amount) shall be adjusted, as of the times and in the manner herinafter set forth:

                        (i) For the purposes of this Section, the following definitions shall apply:

                        (A) The term "Base Year" shall mean the full calendar
                         year 1985.



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                         (B) The term "Price Index" shall mean the Consumer
                         Price Index published by the Bureau of Labor Statistics of the U.S. Department of Labor, New York - Northeastern New Jersey for Urban Wage Earners and Clerical Workers (1967=100), or a successor or substitute index appropriately adjusted.

                         (C) The term "Price Index for the Base Year" shall mean the average of the monthly Price Indexes for each of the 12 months of the Base Year.

                         (ii) Effective as of January 1, 1987 and each January subsequent thereto, there shall be made a cost of living adjustment of the Basic Rent payable hereunder. The January adjustment shall be based on such percentage difference between the average monthly Price Index for the preceding year and the Price Index for the Base Year.

         In the event the average monthly Price Index for any calendar year during the term of this Lease reflects an increase over the Price Index for the Base Year, then the Basic Rent herein provided to be paid as of the January lst next following such calendar year (unchanged by any adjustments under this Section) shall be multiplied by the percentage difference between the Price Index for such calendar year and the Price Index for the Base Year, and the resulting sum shall be added to such Basic Rent effective as of January lst next following; provided, however, that in no event shall the foregoing adjustment cause the Basic Rent for the calendar year next following to be increased by an amount greater than two percent (2%) of the Basic Rent for such calendar year. Said adjusted Basic Rent shall thereafter be payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this Section.

         In the event that the Price Index ceases to use 1967=100 as basis of calculation, or if a material change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this Lease not been so altered. In the event such Price Index (or a successor or substitute index) is not available, a reliable governmental or other nonpartisan publication evaluating the information theretofore used in determining the Price Index shall be used.

         No adjustments or recomputations, retroactive or otherwise, shall be made due to any revision which may later be made in the first published figure of the Price Index for any month.

         (iii) Lessor will cause statements of the cost of living adjustments provided for in sub-division (ii) to be prepared in reasonable detail and delivered to Lessee.

         (iv) In no event shall the Basic Rent provided to be paid at any time during the term of this Lease be reduced by virtue of any adjustment made under this Section 2.1.

         (v) Any delay or failure of Lessor, beyond January of any year, in computing or billing for the rent adjustments hereinabove provided" shall not constitute a waiver of or in any way impair the continuing obligation of Lessee to pay such rent adjustments hereunder.

         (vi) If the Opening Date shall occur in 1987, the Basic Rent payable hereunder shall be determined by first adjusting the Base Amount pursuant to the provisions of this subsection (b) and second by adjusting the amounts so determined by the adjustment provided for in subsection (a) of this Section. The Basic Rent payable hereunder during the Primary Term shall be determined thereafter solely by reference to this subsection (b).

         (vii) Basic Rent, as determined above, shall be payable in twelve (12) equal monthly installments on the first day of the month.


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         (c) For each lease year of the Extended Terms commencing October 1,
1998, Basic Rent for each lease year shall be equal to the product of (i) the average of the weekly auction rates on Federal Reserve Bank of New York offered United States Treasury Bills with a maturity of twenty-six (26) weeks for the period covering the first six (6) months of the seven (7) month period immediately preceding the commencement date of the lease year in question and
(ii) an amount equal to the Expansion Loan Balance increased by the percentage increase in the Price Index during the period from January 1, 1987 through the end of the lease year immediately preceding the lease year in question; provided, however, that for each lease year the amount in this clause (ii) shall not exceed the Expansion Loan Balance, increased by five percent (5%) per annum, compounded annually from January 1, 1987 through the end of the lease year immediately preceding the lease year in question (the "Adjusted Base Amount"):

         Notwithstanding the limitation set forth for (ii) above, Basic Rent for the lease year commencing October 1, 1998 shall not be more than Three Million Dollars ($3,000,000) nor less than Two Million Five Hundred Thousand Dollars ($2,500,000), and in each lease year thereafter during each of the Extended Terms, Basic Rent shall not be greater than ten percent (10%) more or less than Basic Rent for the immediately preceding year.

         Basic Rent, as determined above, shall be payable in twelve (12) equal monthly installments on the first day of the month.

         2.2 All amounts which Lessee is required to pay pursuant to this Lease (other than Basic Rent and amounts payable upon the purchase of Lessor's Interest in the Property pursuant to Article 16 hereof), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rent ("Additional Rent"). If Lessee shall fail to pay any Additional Rent, Lessor shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of nonpayment of Basic Rent. Any Additional Rent Lessee is obligated to pay directly to Lessor hereunder shall be paid in lawful money of the United States, at Lessor's address set forth above, or at such other address or to such other person as Lessor from time to time may designate.

         2.3 Lessee shall pay as Additional Rent hereunder, at the times and in the amounts required thereby, all rents and other amounts required to be paid by Lessor, as lessee under the Air Rights Lease. Lessee shall make any such payments directly to the party or parties entitled to receive the same pursuant to the terms of the Air Rights Lease, unless Lessor shall request that any such payments be made to Lessor or to such other person as Lessor may from time to time designate.

         2.4 If any installment of Basic Rent shall not be paid within five (5) days after its due date, Lessee shall pay to Lessor, on demand, interest at the rate which is three percent (3%) over the rate of interest announced from time to time by Del E. Webb Corporation's ("Webb") lead lending bank or, if there is no such bank, by Morgan Guaranty Trust Company of New York at its main office in New York for shortterm loans (the "Prime Rate"), from the due date of such installment until such installment is paid. Lessee shall pay to Lessor, on demand, interest at such rate on all overdue Additional Rent paid on behalf of or by Lessor on behalf of Lessee from the date of payment on behalf of or by Lessor until repaid by Lessee. Lessee shall perform all its obligations under this Lease at its sole cost and expense. All Basic Rent and Additional Rent shall be paid to Lessor or in accordance with the terms hereof when due, without notice or demand and without abatement, reduction or set-off of any amount whatsoever, except as specifically provided herein.

         2.5 Notwithstanding any expiration or termination of this Lease prior to the date hereinabove set forth for the expiration of the Primary Term or any Extended Term (the "Lease Expiration Date"), except in the case of a cancellation by mutual agreement or Lessee's termination as of right or by law, Lessee's obligation to pay any and all Additional Rent under this Lease shall continue and shall cover all periods up to the Lease Expiration Date.

         2.6. Any amounts whatsoever paid by Lessee to Lessor, whether designated by Lessee as being paid pursuant to this Lease or the original Operating Lease, shall be deemed to be paid by Lessee first on account of Lessee's obligations under this Lease.

                                    ARTICLE 3
                              TAXES AND ASSESSMENTS

         3.1 Lessee shall, (a) at its own cost and expense, pay and discharge, or cause to be paid and discharged before any fine, penalty, interest or cost may be added for nonpayment, all taxes, assessments, sewer rents, water rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special (collectively "Impositions"), allocable to the term of this Lease which shall, pursuant to present-or future law or otherwise, be levied, charged, assessed or imposed upon, or grow or become due and payable out of or for, or become or have become a lien on, the Property or any part thereof, or the rents and income received by Lessee from tenants, occupants, licensees for any use or occupation of the Property or any part thereof, and such franchises as may be appurtenant to the use and occupation of the Property and the interest of Lessor or of Lessee under this Lease (subject, however, to the provisions hereinafter contained in this Article 3 which relate to the Lessee's right to contest same) and (b.) reimburse Lessor, promptly upon receipt of evidence of the amount owing, for any and all taxes or assessments levied, assessed or imposed on Lessor on account of Basic Annual Rent or Additional Rent, including, without implied limitation, any such tax or assessment imposed on Lessor by reason of Lessee's payment, or reimbursement of Lessor for payment, of any Imposition under this Section 3.1 ("Gross Receipts Taxes"). It is the intention of the parties hereto that the rents reserved herein shall be received and enjoyed by Lessor as a net sum free from all Impositions except municipal, state or federal income taxes assessed against Lessor, municipal, state or federal capital levy, franchise, estate, succession, inheritance or transfer taxes of Lessor, and any income, profits or revenue tax, assessment or charge imposed upon rent, as such, payable by Lessee under this Lease or any tax or charge in replacement or substitution of the foregoing or of a similar character. Lessee shall not be required to pay or reimburse Lessor for the payment of any franchise, corporate, estate, inheritance or transfer tax of Lessor or any income, revenue or profits tax of Lessor based on its general income or revenues (other than to the extent Lessee is required to reimburse Lessor for the payment of Gross Receipts Tax), except to the extent, and only to the extent, such tax is specifically stated in the legislation or otherwise clearly demonstrated by the legislative history to be imposed, levied or assessed in substitution for, or in substitution for any increase to, any other tax, assessment, charge or levy which Lessee is required to pay or reimburse Lessor for the payment of pursuant to the preceding sentence of this Section 3.1. Nothing in this Section 3.1 shall require Lessee to pay or reimburse Lessor for the payment of any tax if Lessee's payment of such tax or reimbursement of Lessor for the payment of such tax would violate any applicable law. To the extent Lessor shall have paid real property taxes for any period of time included within the term of this Lease, Lessee shall reimburse Lessor for any such taxes applicable to such period of time.

         3.2 To the extent Lessee is responsible to reimburse Lessor for the payment of any Gross Receipts Tax, Lessor shall prepare at its own cost and expense the required tax return and deliver a copy of same to Lessee for approval together with such information as may enable Lessee to verify the accuracy of the tax return (which approval shall not be unreasonably withheld or delayed) at least thirty (30) days prior to the due date for the payment of such tax (the "Payment Date"), provided, however, that pursuant to a written request of Lessor or its accountants not less than sixty (60) days prior to the Payment Date, Lessee, not less than forty (40) days prior to the Payment Date, shall provide Lessor with any information which is in Lessee's possession or control and otherwise unavailable to Lessor which is required for completion of such tax return. If Lessee does not notify Lessor of its approval or disapproval of such tax return at least fifteen (15) days prior to the Payment Date, such return shall be deemed approved hereunder. If Lessee notifies Lessor of its disapproval of such return and such disapproval shall not be unreasonable (which disapproval shall contain an explanation of the reasons therefor and a statement of the necessary changes and corrections [the "Corrections"] to be made), such return shall be revised accordingly and forthwith resubmitted to Lessee for approval at least seven (7) days prior to the Payment Date. Lessee shall, at least three (3) days prior to the Payment Date, approve such revised return so long as it is consistent with the Corrections requested by Lessee. If Lessee does not notify Lessor of its approval or disapproval at least three (3) days prior to the Payment Date, such return shall be deemed approved hereunder. Following approval of such return hereunder, Lessee shall prior to the Payment Date pay to Lessor the portion of the tax for which Lessee is responsible hereunder. If Lessee shall fail to make such payment to Lessor prior to the Payment Date, Lessee shall be liable for all fines, penalties, late charges, interest and costs which may be added by such taxing authority for nonpayment or late payment. If any tax return filed by Lessor in connection with the foregoing is audited by the applicable taxing authority, then, in that event (a) Lessor will afford Lessee, at Lessee's expense, the opportunity to participate with Lessor in any audit proceedings and (b) Lessee shall pay to Lessor any additional amount determined to be owing by such taxing authority at least five (5) days prior to the due date for payment thereof. Lessor and Lessee otherwise agree to cooperate with one another in supplying information necessary to determine, and in determining, the responsibility for the payment of Impositions hereunder. Lessor agrees that, to the extent permissible and consistent with Lessor's tax planning practices, it will assert all deductions and credits which will result in the greatest reduction in the amount of, and deferral of payment of, such Impositions.

         Failure of the Lessor to perform any of its obligations pursuant to this Section 3.2 shall in no way affect Lessee's obligations pursuant to this Lease.

         3.3 All Impositions mentioned in this Article 3 shall be paid to the department, officer or bureau charged with the collection thereof.

         3.4 Lessee shall have the right, after prior written notice to Lessor, to seek to obtain a reduction in the assessed value of the Air Space and the Expansion Improvements by appropriate proceedings or to contest the validity or amount of any Imposition, in the name of Lessee or Lessor or both, without cost or expense to Lessor; provided, however, that, if required by applicable law, payment of such Imposition shall be made by Lessee in accordance with the provisions of this Article 3 notwithstanding any such contest. In such event Lessor shall afford to Lessee such reasonable cooperation as Lessee may request in effecting such reduction or such contest or attacking such validity. Lessee agrees to reimburse Lessor promptly upon demand for any expense or liability incurred by Lessor in connection with any such proceeding. Any tax refund shall be the property of Lessee to the extent to which it may be based on a payment made by Lessee.

         3.5 Lessor shall have the right (i) to continue to prosecute any real property tax reduction proceeding presently being prosecuted by Lessor, if any, and (ii) to initiate any additional real property tax reduction proceedings it may deem appropriate, in its sole discretion, for any period of time prior to the date of the commencement of this Lease. Any tax refund obtained in connection with any such proceedings shall be the property of Lessor.

         3.6 Lessor shall have the right to seek, by appropriate proceeding, a reduction in the assessment of the Air Space and the Expansion improvements for tax purposes and to prosecute any such action or proceeding theretofore commenced by Lessee, if such assessed valuation or valuations shall in whole or in part relate and pertain to any period of time subsequent to the expiration or termination of the term of this Lease. To the extent to which any tax refund may be based on a payment made by Lessee or on its behalf and shall not relate to a period as to which apportionment thereof has been made with Lessor, Lessee shall be authorized to collect and retain the same.

         3.7 An official certificate or statement issued or given by any federal, state, county or municipal authority, or any department, bureau, board or officer thereof or of any public utility, showing the existence of any Imposition, together with interest and penalties thereon, the payment of which is the obligation of Lessee as herein provided, shall be prima facie evidence for all purposes of this Lease of the existence, amount and validity of such Imposition. Within thirty (30) days after the due date of each Imposition Lessee shall provide Lessor with a copy of a receipt evidencing payment of such Imposition.

         3.8 Any Imposition relating to a fiscal period of a taxing authority, a part of which period is included within the term of this Lease and a part of which is included in a period of time after the expiration or termination of this Lease, shall be apportioned between Lessor and Lessee, at and as of the expiration and termination of the term of this Lease. Lessee's obligation to pay its share of any Imposition relating to a period of time which is included within the term of this Lease shall survive the expiration and termination of this Lease.

                                    ARTICLE 4
                                    INSURANCE

         4.1 Lessee, at its sole cost and expense, shall keep, or cause to be kept, the Property insured for the benefit of Lessor, Lessee, the lessor under the Air Rights Lease and, to the extent required, any mortgagee, during the Term, against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by an Extended Coverage policy, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer, but in any event in an amount not less that the then full replacement cost of Expansion Improvements. Such full replacement cost shall be determined from time to time, at Lessee's sole cost and expense (but not more frequently than once every twelve (12) months), at the request of Lessor, or any mortgagee, by an insurer or by an appraiser, engineer, architect or contractor designated by Lessee and approved in writing by Lessor and any mortgagee (such approval-not to be unreasonably withheld). No omission on the part of Lessor to request any such determination shall relieve Lessee of any of its obligations under this Article 4.

         4.2 Lessee, at its sole cost and expense, but for the benefit of Lessor, Lessee, the lessor under the Air Rights Lease and, to the extent required, any mortgagee, shall maintain or caused to be maintained by any manager of the Property:

                        A. comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Property, in or about the adjoining streets, property and passageways, such insurance to afford minimum protection, during the term of this Lease, of not less than as is customary among prudent operators of hotel casino complexes under comparable circumstances, with such deductibles or self insurance retentions as may be reasonably acceptable to Lessor;

                        B. if the Property shall be located in an area designated as a flood-hazard area by the U.S. Department of Housing and Urban Development, flood insurance in an amount equal to the maximum coverage available not to exceed full replacement cost of the Property (as determined in accordance with the provisions of Section 4.1 hereof);

                        C. general business interruption insurance in an amount not less than Basic Rent and Additional Rent for the period of three (3) years following the occurrence of the insured casualty; and

                        D. such other insurance and in such amounts as may from time to time reasonably be required by Lessor or any mortgagee against other insurable hazards which at the time are commonly insured against and generally available in the case of premises similarly situated.

         4.3 Lessee may effect for its own account any insurance not required under the provisions of this Lease, but any insurance effected by Lessee on the Property or any part thereof whether or not required under this Article 4 shall name Lessor, Lessee, the lessor under the Air Rights Lease, any mortgagee and any other lienors as their interests may appear as named insured and shall be subject to all other provisions of this Article 4 and Article 13 hereof.

         4.4 All insurance provided for in this Article 4 shall be effected under valid and enforceable policies issued by financially responsible insurers having an "A" rating under Best's Insurance Reports and incorporated under the laws of the United States or any state thereof and licensed to do business in the State of New Jersey; provided, however, that if Lessee is not able to obtain such "A" rating, then Lessee shall obtain such insurance with, at the option of Lessee, either insurance carriers rated "B" under Best's Insurance Reports or foreign insurance carriers which carry the equivalent of an "A" rating under Best's Insurance Reports, in either case licensed to do business in New Jersey. Upon the commencement of the Term, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article 4, or any other Article of this Lease, certificates evidencing such insurance or copies of the policies bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lessor of such payment shall be delivered by Lessee to Lessor.

         4.5 Nothing in this Article 4 shall prevent Lessee from obtaining or causing to be obtained insurance of the kind and in the amounts provided for hereunder under a blanket insurance policy or policies covering the Original Claridge Air Space, the Original Claridge Improvements and other properties as well as the Property, provided, however, that any such policy or policies of blanket insurance shall specify therein, or Lessee shall furnish Lessor with a written statement from the insurers under such policies specifying, the amount of the total insurance allocated to the Property, which amounts shall not be less than the amounts required pursuant to this Article 4 and Article 8 hereof, and such amounts so specified shall be sufficient to prevent any one of the assureds from becoming a co-insurer within the terms of the applicable policy or policies, and provided further, however, that any policy or policies of blanket insurance shall, as to the Property, otherwise comply with the provisions of this Article 4 and Article 8 hereof.

         4.6 The loss, if any, under any policies provided for in Sections 4.1 and 4.2 hereof shall be adjusted with the insurance companies (i) by Lessee in the case of any particular casualty resulting in damage or destruction not exceeding One Million Dollars ($1,000,000) in the aggregate, and (ii) by Lessor or Lessee, at Lessor's option, or to the extent required by any mortgagee, in the case of any particular casualty resulting in damage or destruction exceeding One Million Dollars ($1,000,000) in the aggregate. The proceeds of any such insurance will be payable: (x) to Lessee in the case of any particular casualty resulting in damage or destruction not exceeding One Million Dollars ($1,000,000) in the aggregate, and (y) to Lessor, or to the extent required, any mortgagee in the case of any particular casualty resulting in damage or destruction exceeding One Million Dollars ($1,000,000) in the aggregate to be held for the purposes set forth in and applied in accordance with the provisions of Article 13 hereof. Each such policy shall contain, if obtainable at no substantial additional cost, a provision that no act or omission of Lessee shall affect or limit the obligation of the insurance company to pay to Lessor the amount of any loss sustained, and an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days' prior written notice to Lessor and to any mortgagee to whom a loss thereunder may be payable.

                                    ARTICLE 5
                  LESSOR'S RIGHT TO PERFORM LESSEE'S COVENANTS

         Lessee covenants and agrees that if it shall at any time fail to pay any Imposition in accordance with the provisions of Article 3, or to take out, apply for, maintain or deliver any of the insurance policies provided for in
Article 4 or 8 hereof, or shall fail, within the time limit set forth herein to make any other payment or perform any other act on its part to be made or performed hereunder, after the notice therein specified of any default has been given, then Lessor may, but shall not be obligated to, (i) pay any Imposition payable by Lessee pursuant to the provisions of Article 3 hereof, or (ii) take out, pay for, maintain or deliver an' of the insurance policies provided for in Articles 4 or 8 hereof, or (iii) make any other payment or perform any other act on Lessee's part to be made or performed as in this Lease provided, without further notice to or demand upon Lessee and without waiving or releasing Lessee from any obligations of Lessee hereunder.

                                    ARTICLE 6
                     REPAIRS AND MAINTENANCE OF THE PROPERTY

         6.1 A. At all times during the Primary Term, Lessor, at its sole cost and expense, shall cause to be provided by a contractor qualified under the Act (as hereinafter defined) to provide services to a hotel and casino in New Jersey such facility maintenance, engineering and repair services required to maintain the Property in good repair and condition and in conformity with applicable laws and regulations, including, without being limited to, maintenance and repair of fire protection, sprinkler and alarm systems, surveillance systems, swimming pool and related equipment, electrical fixtures and systems, light bulbs, plumbing and water systems, mechanical systems, elevators and escalators, refrigeration, cooling and heating systems, restaurant equipment, sanitary sewer systems, public areas and grounds, floor coverings, furniture, furnishings and fixtures, televisions and portable radios, painting, tiles and wall coverings, uniforms of property maintenance employees, laundry facilities, equipment rentals, building walls, foundations, floors and roofs, sidewalks, driveways and all other service systems contained within the Property hereof, shall be deemed to be full and complete compliance with the terms and provisions of section 6.lA. hereof.

         6.3 A. At all times during the Term of this Lease upon the request of Lessee, Lessor agrees to purchase or provide (i) replacements of the Initial Expansion FF&E, and (ii) repairs, maintenance, alterations and improvements to the Expansion Improvements, the costs of which are normally capitalized under generally accepted accounting principles (collectively, "Expansion FF&E Replacements") such as, resurfacing building walls, floors, roofs and parking areas and replacing folding walls and the like, major repairs, alterations, improvements, renewals or replacements to the structure of the Expansion Improvements or to their mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems. Lessee agrees not to purchase for its own account any Expansion FF&E Replacements during the Term of this Lease.

         B. Lessee's requests to Lessor for Expansion FF&E Replacements shall be made by the submission to Lessor of the Repairs and Equipment Estimate and Capital Budget (as said terms are defined in that certain Management Agreement by and between Lessee and DEWNJ, dated October 31, 1983, as amended (the "Management Agreement")) for the Expansion Improvements not less than thirty
(30) days prior to commencement of each calendar year beginning January 1, 1987 together with Lessee's written approval of such Repairs and Equipment Estimate and Capital Budget (the "Approved Repairs Equipment Estimate").

         C. The parties agree that Lessor's obligations under Section 6.3A hereof shall be fully satisfied upon Lessor's procurement of Expansion FF&E Replacements in accordance with the Approved Repairs and Equipment Estimate annually.

         D. Lessor agrees, pursuant to the provisions of ss. 48(d) of the Internal Revenue Code of 1954, as amended (the "Code"), to elect to treat Lessee as the purchaser of the Initial Expansion FF&E and Expansion FF&E Replacements which constitute "new section 38 property" within the meaning of ss.ss. 48(a) and (b) of the Code for the purposes of the Investment Tax Credit, if any, allowed with respect to such property. Lessor agrees to make any and all filings required under ss. 48(d) of the Code and any applicable Treasury Regulations promulgated thereunder to effectuate such election. Lessor makes no representation as to the availability of any Investment Tax Credit with respect to the Initial FF&E and the Expansion FF&E Replacements.

         6.4 A. Lessee agrees to loan to Lessor any amounts necessary to fund the cost of Expansion FF&E Replacements. Lessee also agrees to loan to Lessor any amounts necessary to fund the cost of Expansion Facility Maintenance and Engineering Services, if, at any time, Lessor's cash flow before payment of such costs less the amounts available for distribution as indicated in the Financial Forecast contained in the Private Placement Memorandum dated September, 1983 (but not to exceed One Million Eight Hundred Thousand Dollars ($1,800,000) in any year), is insufficient therefor.

         B. Lessor will execute and deliver a separate note ("Expansion Maintenance Shortfall Note") in a form reasonably acceptable to Lessee for each Expansion Facility Maintenance and Engineering Services borrowing made pursuant to Section 6.4A hereof. Each Expansion Maintenance Shortfall Note shall bear interest at the rate of ten percent (10%) per annum, which interest from the date thereof shall be payable monthly in arrears. No principal payments shall be required under any Expansion Maintenance Shortfall Note until September 30, 2000, at which time the entire outstanding principal balance of all Expansion Maintenance Shortfall Notes shall become immediately due and payable.

         C. Lessor will execute and deliver a separate note ("Expansion FF&E Note") in a form reasonably acceptable to Lessee for each Expansion FF&E Replacements borrowing made pursuant to Section 6.4A hereof. Each Expansion FF&E Note shall have a term of five (5) years, shall be self-amortizing, shall bear interest from the date thereof at the rate of fourteen percent (14%) per annum and shall provide for level debt service payments over the term thereof; provided, however, that in the event this Lease shall terminate, whether upon the expiration of the term hereof or any Farlier termination thereof, the entire outstanding principal balance of all Expansion FF&E Notes shall become immediately due and payable upon the date of such termination.

         D. Any Expansion FF&E Note executed and delivered on or prior to October 1, 1995 and all Expansion Maintenance Shortfall Notes shall be secured under that certain Expandable Wraparound Mortgage, by and between Lessor, as mortgagor, and Lessee, as mortgagee, dated October 31, 1983, as amended (the "Expandable Wraparound Mortgage"); provided, however, that in no event shall the total outstanding principal balance of all Expansion FF&E Notes, Expansion Maintenance Shortfall Notes, FF&E Notes and Maintenance Shortfall Notes (as such terms are defined in the original Operating Lease) secured by the Expandable Wraparound Mortgage exceed Twenty-Five Million Dollars ($25,000,000). Any Expansion FF&E Note or Expansion Maintenance Shortfall Note which shall not be secured by the Expandable Wraparound Mortgage as a result of the foregoing provision and any Expansion FF&E Notes executed and delivered after October 1, 1995 shall be secured under separate security agreements in forms agreed to by the parties.

         E. In each year during the term of this Lease, Lessee shall pay to Lessor as Additional Rent an amount equal to the sum of (i) debt service (interest and principal) under all outstanding Expansion FF&E Notes, (ii) all taxes, insurance costs and other expenses incurred by Lessor during such year relating to Expansion FF&E Replacements, and (iii) the investment tax credit benefit received by Lessee, if any, for Expansion FF&E Replacements acquired during such year.

         During the term of this Lease, Lessee shall make Additional Rent payments required to be made to Lessor pursuant to Section 6.4E(i) hereof one
(1) day prior to the date Lessor's corresponding payment is due under the Expansion FF&E Notes. on the date of termination hereof Lessee shall make an Additional Rent payment to Lessor in an amount equal to all interest and principal necessary to enable Lessor to satisfy Lessor's obligations under all outstanding Expansion FF&E Notes. Additional Rent payments required to be made to Lessor pursuant to Sections 6.4E(ii) and (iii) hereof shall be made with respect to items described in section 6.4E(ii) hereof, as incurred by Lessor, and with respect to the items described in Section 6.4(E)(iii) hereof, on April 15th of the year following the year in which the Expansion FF&E Replacements were acquired, upon submission of a statement by the Lessor certified by its managing general partner.

                                    ARTICLE 7
                 COMPLIANCE WITH LAWS, ORDERS, ORDINANCES. ETC.

         7.1 Subject to the provisions of Section 6.lA hereof, at all times during the term of this Lease, Lessee, at its sole cost and expense, agrees to promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of The National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions which may be applicable to the Property and the supporting columns, the sidewalks, curbs and vaults adjoining the Property or to the use or manner of use of the Property, foreseen or unforeseen, ordinary as well as extraordinary, structural as well as non-structural. Lessee shall also comply with all notes or notices of violation of law or municipal ordinances, orders or requirements noted in or issued by any state, county or municipal department having jurisdiction over or affecting the Property at or before the date of the execution hereof and thereafter until the full expiration of the Term. Lessee shall likewise observe and comply with the requirements of all public liability policies and all other policies of insurance at any time in force with respect to the Property.

         7.2 Lessee shall have the right, after prior written notice to Lessor, to contest the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 7.1 above, by appropriate legal proceedings diligently conducted in good faith, in the name of Lessee or Lessor or both, without cost or expense to Lessor, subject to the following:

         A. If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence or any lien, charge or liability of any kind against the Property or Lessee's leasehold interest therein and without subjecting Lessor to any liability, civil or criminal, for failure to so comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding.

         B. If any lien, charge or civil liability would be incurred by reason of any such delay, Lessee nevertheless may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Lessor to criminal liability and Lessee (i) furnishes to Lessor, and to the extent required, any mortgagee, security, reasonably satisfactory to Lessor and, to the extent required, any mortgagee, against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence.

Lessor will execute and deliver any appropriate papers which may be necessary or proper to permit Lessee to so contest the validity or application of any such law, ordinance, order, rule, regulation or requirement. Lessee agrees to reimburse Lessor promptly upon demand for any expense or liability incurred by Lessor in connection with any such proceeding.

         7.3 Lessee will at all times during the term of this Lease perform and comply with the terms and provisions of the Easement Agreement and any amendment, modification, replacement or supplement thereof or thereto.

         7.4 Lessee will promptly pay all rents and other charges payable by Lessee under the Original Operating Lease and will at all times perform and comply with all of the terms and conditions thereof to be performed or complied with by Lessee.

                                    ARTICLE 8
                        CHANGES AND ALTERATION BY LESSEE

         8.1 Subject to the provisions of article 6 hereof, lessee shall have the right at any time and from time to time during the term of this lease to make at its sole cost and expense changes and alterations in or to the Property, subject however in all cases to the following:

         A. No change or alteration involving an estimated cost of more than Five Hundred Thousand Dollars ($500,000) shall be undertaken except after ten (10) days' prior written notice to Lessor, and to the extent required, any mortgages.

         B. No change or alteration involving an estimated cost of more than Two Million Five Hundred Thousand Dollars ($2,500,000), including any restoration required pursuant to Articles 13 or 14 hereof, shall be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, and any mortgagee, if required.

         C. No change or alteration shall be undertaken until Lessee shall have procured and paid for, as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Lessor, at Lessee's sole cost and expense, shall join in the application for such permits or authorizations whenever such action is necessary.

         D. Any structural change or alteration involving an estimated cost of more than Two Million Five Hundred Thousand Dollars ($2,500,000) shall be conducted under the supervision of an architect or engineer selected by Lessee and approved in writing by Lessor, such approval not to be unreasonably withheld or delayed, and no such structural change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by Lessor and such architect or engineer to Lessor and approved in writing by any mortgagee, if required.

         E. Any change or alteration, once commenced, shall be made promptly (unavoidable delays excepted) and in good and workmanlike manner and in compliance with all applicable permits and authorizations and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, The National Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing.

         F. Builder's all risks insurance or the equivalent thereof with limits of not less than the full completed replacement cost of such work and worker's compensation insurance, including employees' liability insurance, covering all persons employed in connection with any Fork to whom death or bodily injury claims could be asserted against Lessor, Lessee, the original Claridge Land, the original Claridge Improvements or the Property, and general liability insurance designating Lessee and Lessor as named insureds, with statutory limits as required by the laws of the State of New Jersey, shall be maintained by Lessee at Lessee's sole cost and expense at all times when any work is in process in connection with any change or alteration, including any restoration required by Articles 13 or 14 hereof. All such insurance shall be issued by a company or companies of recognized responsibility and all policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lessor of such payment, and to the extent required any mortgagee, shall be delivered to Lessor and such mortgagee.

         G. The Property shall at all times be kept free of liens for labor and materials supplied or claimed to have been supplied thereto, and any such liens resulting from such changes and alterations shall be cancelled and discharged, by payment or bond, as provided in Article 9 hereof.

         H. Lessor shall execute or join with Lessee in executing any required application to any governmental authority exercising jurisdiction over a change or alteration provided that all expenses in connection therewith shall be paid by Lessee.

         I. If the estimated cost of such change or alteration shall be in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), Lessee shall pay to Lessor, or, at Lessor's direction, to any mortgagee, if required, the reasonable fees and expenses of any architect selected by Lessor or, to the extent required, any mortgagee to review the plans and specifications and inspect the work on behalf of Lessor and, to the extent required, any mortgagee.

                                    ARTICLE 9
                                      LIENS

         If any lien shall be filed or made against the Property or any part thereof for any work or labor performed or purported to be performed or for any materials furnished or purported to be furnished in, to, or for the Property or any part thereof, Lessee shall, within thirty (30) days after receipt of notice of the filing of such lien, cause the same to be cancelled and discharged of record, by bond or otherwise, and shal1 defend at its own expense, any action, suit or proceeding which may be brought for the enforcement of such lien, and shall pay any damages suffered or incurred therein by Lessor, and satisfy and discharge any judgment entered therein, and shall save harmless Lessor from any claim or damage resulting therefrom. In the event of the failure of Lessee to so cancel and discharge within such thirty (30) day period any such lien, Lessor may pay such item, or discharge such liability by bond, or both, and the amount expended by Lessor shall be and become immediately due and payable to Lessor as Additional Rent hereunder.

                                   ARTICLE 10
                  COVENANT AGAINST WASTE-MAINTAINING CONTENTS

         10.1 Except as specifically provided herein to the contrary, Lessee covenants not to do or suffer any waste or damage, disfigurement or injury to any portion of the Property.

         10.2 Subject to the provisions of sections 6.1.A and 6.3 hereof, Lessee covenants throughout the term hereof to maintain the Property as a hotel and casino in the condition, and in accordance with the operating standards in effect on the date hereof for the original Claridge Improvements and with such uses as may be incidental to or customarily related thereto.

                                   ARTICLE 11
                      ASSIGNMENT, SUBLETTING AND MORTGAGES

         11.1 Lessee may sublet a portion but not substantially all of the Property provided that each sublease shall expressly be made subject to the provisions of this Lease and to the extent required shall be approved by the Commission (as defined in Article 27 hereof) and shall expressly state that the same is subject to the First Mortgage (as defined in Article 25 hereof). No such sublease shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder and all such obligations shall continue in full effect during the term of this Lease as obligations of a principal and not a guarantor or surety, as though no subletting had been made. Lessee shall deliver a copy of any sublease permitted hereunder within thirty
(30) days of the execution and delivery thereof.

         11.2 Lessee may not assign all or any portion of its interest hereunder; provided, however, at such time as Webb, or any other affiliate of Webb, shall acquire all the capital stock of Lessee or The Claridge Hotel and Casino Corporation shall purchase the capital stock of Webb in The Claridge Hotel and Casino Corporation this prohibition shall no longer apply, and provided further that no assignment of this Lease shall be valid unless concurrently therewith Lessor shall also assign to such assignee its interest under the Original Operating Lease. Any assignment of the Original Operating Lease to any assignee by Lessee shall thereupon be deemed an assignment of Lessee's interest under this Lease to such assignee.

         11.3 The sale of all or substantially all of the capital stock of Lessee shall not be deemed to be an assignment pursuant to Section 11.2 hereof.

         11.4 Except as provided in Section 11.2 hereof, neither the interest of Lessee in this Lease nor any interest of Lessee in the Property shall be mortgaged, sold, assigned, transferred or otherwise disposed of, whether by operation of law or otherwise. The Management Agreement and the interest of the Manager thereunder and any security agreement in favor of the holder of the First Mortgage (as defined in Article 25 hereof) is expressly permitted hereby.

         11.5 There shall be no merger of this Lease or the leasehold interest created hereby with the fee estate in the Property by reason of the fact that the same person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Property or any interest therein.

                                   ARTICLE 12
                   INSPECTION OF THE PROPERTY BY LESSOR, ETC.

         12.1 Lessee agrees to permit Lessor and the authorized representatives of Lessor to enter the property at all reasonable times during usual business hours for the purpose of (a) inspecting the same, (b) providing Expansion Facility Maintenance and Engineering Services and providing FF&E Replacements and (c) making any necessary repairs to any portion of the property and performing any work therein that may be necessary by reason of Lessor's obligations under Sections 13 and 14 hereof or Lessee's default under the terms of this Lease. Nothing herein shall imply any duty upon the part of Lessor to do any such work which under any provisions of this Lease Lessee may be required to perform and the performance thereof by Lessor shall not constitute a waiver of Lessee's default in failing to perform the same. Lessor may during the progress of any work to any portion of the Property, the provision of Expansion Facility Maintenance and Engineering Services and FF&E Replacements keep and store upon the Property all necessary materials, tools and equipment. Lessor shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Lessee by reason of making such repairs or the performance of any such work in or to any portion of the Property, or on account of bringing materials, supplies and equipment into or through any portion of the Property during the course thereof and the obligations of Lessee under this Lease shall not thereby be affected in any manner whatsoever.

         12.2 Upon reasonable notice to Lessee, Lessor is hereby given the right during usual business hours to enter the Air Space and Expansion Improvements and to exhibit the same for the purposes of sale or financing.

         12.3 Lessee further agrees that Lessor, its designees, invitees, employees and agents shall have access to enter upon and pass through the Air Space and the Expansion Improvements if required for the purpose of assisting with its ownership, maintenance and operation of the Original Claridge Land and the Original Claridge Improvements.

                                   ARTICLE 13
                                 EMINENT DOMAIN

         13.1 If, at any time during the term of this Lease, all of the Property shall be taken for any public or quasi public purposes by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Lessor and those authorized to exercise such right, this Lease and the term of this Lease shall terminate and expire on the date of such taking and the Basic Rent and Additional Rent herein reserved and provided to be paid by Lessee shall be apportioned as of the date of such taking. If the taking of any portion of the Property results in the revocation of any license necessary for the operation of a hotel and casino on the Property under the Act (as defined in Section 27.1 hereof), such taking shall be deemed to be a taking of all of the Property.

         13.2 If, at any time during the term of this Lease, less than all of the Property shall be taken as aforesaid, this Lease and the Term hereof shall continue and Lessee shall perform the restoration, replacement, rebuilding, repair, alteration or demolition of the Expansion Improvements, collectively the "Work" necessary to return the Expansion Improvements as nearly as possible to their condition and character immediately prior to the taking in accordance with the provisions of this Article 13.

         13.3 In the event of any such taking, partial or all of the Property, Lessor or, to the extent required, any mortgagee, shall be entitled to receive the entire award or awards. Lessor or, to the extent required, any mortgagee, shall hold the entire award or awards collected with respect to a partial taking and the same shall be applied and paid over toward the cost of Work, including the cost of temporary repairs or for the protection of the Property pending the completion of the Work and shall be paid out from time to time as the Work progresses upon the written request of Lessee if the work for which payment is requested has been done in a good and workmanlike manner, in accordance with all applicable laws, rules, ordinances and orders of any governmental authority with jurisdiction and substantially in accordance with plans and specifications therefor previously submitted to Lessor and, to the extent required, any mortgagee and the requirements of Article 8 hereof. Each request shall be accompanied by the following:

         A. A certificate signed by Lessee dated not more than 30 days prior to each request, setting forth the following:

                  (i) That the sum then requested either has been paid by
               Lessee, or is justly due to contractors, sub-contractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the work therein specified, or paid for the same, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof, that no part of such expenditures has been or is presently the basis, in any previous request, for the disbursement of the award.

                  (ii) That the cost, as estimated by the persons signing such certificate, of the work required to be done subsequent to the date of such certificate in order to complete and pay for the same, does not exceed the award, plus any amount deposited by Lessee to defray such cost and remaining in the hands of Lessor or any mortgagee after payment of the sum requested in such certificate.

         B. A notice of title continuation to the effect that there has not been filed with respect to the property or any part thereof or upon Lessee's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien which has not been discharged of record, except such as will be discharged by payment of the amount then requested.

         13.4 If any such Work involves expenditures in excess of Five Hundred Thousand Dollars ($500,000), in addition to the certificate required in Section
13.3 hereof there shall also be furnished a certificate signed by the architect or engineer in charge of the Work certifying to the facts set forth in Section 13.3A(ii) hereof.

         13.5 Upon compliance with the foregoing provisions of Section 13.3 hereof, Lessor or, if applicable, any mortgagee, shall pay or cause to be paid to Lessee or the persons named in such certificate from said award proceeds the respective amounts stated therein to have been paid by Lessee or to be due to them, as the case may be.

         13.6 If the award or awards at the time held by Lessor or, to the extent required, any mortgagee, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be insufficient to pay the entire cost of such restoration, Lessee will pay any deficiency.

         13.7 Any portion of the proceeds of any award or awards remaining after payment for the Work in accordance, with the terms of this Lease shall be paid to Lessor.

         13.8 In the case of any taking covered by the provisions of this
Article 13, Lessor shall be entitled to reimbursement from any award or awards of all reasonable costs, fees and expenses incurred in the determination and collection of any such awards.

         13.9 If the temporary use of the whole or any part of the Property shall be taken at any time during the term of this Lease for any public or quasi-public purpose by any lawful power or authority by the exercise of the right to condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right, the term of this Lease shall not be reduced or affected in any way and Lessee shall continue to pay in full the Basic Rent and Additional Rent and the entire award for such taking shall be paid to Lessee.

         13.10 Lessee, at Lessor's option and at no expense to Lessor, shall appear in any condemnation proceeding or participate in any and all hearings, trials and appeals therein on behalf of Lessor and, to the extent required, on behalf of any mortgagee.

                                   ARTICLE 14
                              DAMAGE OR DESTRUCTION

         14.1 In case of casualty to the Expansion Improvements resulting in damage or destruction, Lessee shall promptly give written notice thereof to Lessor and to any mortgagee.

         14.2 If, at any time during the Term the Expansion Improvements shall have been damaged or destroyed, Lessee shall perform the Work necessary to return the Expansion Improvements as nearly as possible to their value, condition and character immediately prior to the occurrence of such damage or destruction.

         14.3 Lessee shall perform the Work at its sole cost and expense regardless of the amount of any such damage or destruction, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose. The Work shall be commenced within a reasonable time after such damage or destruction and prosecuted with diligence, unavoidable delays excepted. During the period the Work is being performed, Basic Rent hereunder shall not be apportioned or reduced.

         14.4 All insurance money paid to Lessor or, to the extent required, any mortgagee, on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with adjustment of the loss shall be held by Lessor or, to the extent required, by any mortgagee and applied to the payment of the cost of the Work, including the cost of temporary repairs or for the protection of the Expansion Improvements pending the completion of the Work in permanent form substantially in the same manner and subject to the same conditions as those provided in Article 13 hereof with respect to awards from condemnation.

         14.5 If the insurance money at the time held by Lessor or, to the extent required, any mortgagee, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be insufficient to pay the entire cost of the Work, Lessee will pay the deficiency.

         14.6 Upon (a) the completion of all of the Work in a good and workmanlike manner and substantially in accordance with the approved plans and specifications therefor and (b) receipt by Lessor and, to the extent required, any mortgagee, of satisfactory evidence of the character required by Sections
13.3 and 13.4 hereof, that the Work has been completed and paid for in full (or, if any part of the Work has not been paid for, adequate security for such payment shall exist in form reasonably satisfactory to Lessor and any mortgagee) and that there are no liens of the character referred to in Section 13.3 hereof, any balance of the insurance money at the time held by Lessor or any mortgagee, shall be applied in accordance with the terms of any mortgage then encumbering the Property and the remainder, if any, to be paid to Lessee.

                                   ARTICLE 15
                            CONDITIONAL LIMITATIONS;
                          DEFAULT PROVISIONS; REMEDIES

         15.1 If at any time during the term of this Lease Lessee (a) shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors, (b) shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other, similar official for it or for all or any substantial part of its property, (c) shall take any corporate action to authorize any of the actions set forth in (a) or (b) above, or if any case, proceeding or other action against Lessee shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action remains undismissed for a period of one hundred twenty (120) days, this Lease may, at the option of Lessor to be exercised within a reasonable time after notice of the happening of any one or more of such events, be cancelled and terminated and in that event neither Lessee nor any person, firm, corporation or officer claiming through or under Lessee by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Property or any part thereof but shall forthwith quit and surrender the Property, and Lessor, in addition to the other rights and remedies Lessor has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law now or hereafter enacted or established, may retain as liquidated damages any prepaid Basic Rent and Additional Rent, security deposit or moneys, received by or available to Lessor from Lessee or others on behalf of Lessee.

         15.2 If Lessee shall make default in (i) the payment of any installment of Basic Rent, or any part thereof, and such default shall continue for thirty
(30) days after Lessee's receipt of notice thereof from Lessor, or (ii) the payment of any item of Additional Rent, or any part thereof, and such default shall continue for forty-five (45) days after Lessee's receipt of notice thereof from Lessor, (iii) the performance or observance of any other covenant on the part of Lessee to be performed or observed hereunder, and such default shall continue for sixty (60) days after Lessee's receipt of notice thereof from Lessor or, if such default is of a character that is incapable of being cured within sixty (60) days, if Lessee shall fail to commence to cure such default within such sixty (60) day period and thereafter to prosecute such cure diligently, or (iv) the performance or observance of any covenant on the part of Lessee to be performed or observed under the Original Operating Lease and such default shall continue beyond any applicable grace period, then Lessor may terminate this Lease at any time by giving Lessee ten (10) days written notice of its election to terminate, and upon the expiration of such ten (10) day period, the term of this Lease shall expire by limitation as fully and completely as if said time were the date herein originally fixed for the expiration of the term hereby granted, and Lessee shall thereupon quit and peacefully surrender the Property to Lessor, without any payment therefor by Lessor, and Lessor may re-enter the Property and remove all persons and property therefrom, either by summary proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may have, hold and enjoy the Property as if Lessee's former estate and interest in the Property never existed.

         15.3 Lessor, in addition to any other rights herein reserved to it, but at its option, shall have the right at all times during the term of this Lease and notwithstanding the concurrent pendency of summary or other dispossess proceedings between Lessor and Lessee, to restrain or enforce by injunction any violation or attempted violation by Lessee of any of the terms, covenants, conditions and agreements of this Lease.

         15.4 The word "re-enter", as used in this and other covenants of this Lease, is not and shall not be restricted to its technical legal meaning, but is used in the broadest sense.

                                   ARTICLE 16
                               OPTION TO PURCHASE

         16.1 Lessor hereby grants Lessee the right and option to purchase (the "Purchase Option") fee title to the Expansion Improvements, and Lessor's interest in the Air Space as lessee under Air Rights Lease (collectively the "Lessor's Interest in the Property on either of September 30, 1998, or September 30, 2003 (an "Option Date") for a price equal to the then fair market value of the Lessor's Interest in the Property determined as hereinafter provided (the "Fair Market Value"); provided, that this Lease is in effect on the Option Date, and further provided that (a) Lessee shall concurrently therewith exercise its option to purchase the Original Claridge Improvements and Lessor's interest in the Land as lessee under the Original Ground Lease, and (b) any exercise of Lessee's option to purchase the Original Claridge Improvements and Lessor's interest in the Land as lessee under the Original Ground Lease shall be deemed to be the exercise of Lessee's option hereunder to purchase Lessor's Interest in the Property. Lessee may exercise such option by giving written notice to Lessor of such election not later than nine (9) months prior to the relevant Option Date.

         To enable Lessee to make an informed judgment with respect to the foregoing option, and to establish the Fair Market Value as of the Option Date, Lessee may notify Lessor in writing not more than twenty-four (24) months prior to the relevant Option Date stating that Lessee desires a determination of Fair Market Value of the Lessor's Interest in the Property as of the relevant Option Date. Thereafter, Lessor and Lessee shall consult for the purpose of determining such Fair Market Value as of the relevant Option Date and any value agreed upon in writing shall constitute such Fair Market Value for the purposes of this
Article 16. If Lessor and Lessee fail to agree upon such Fair Market Value prior to sixteen (16) months before the relevant Option Date, Lessee may request that such Fair Market Value be determined by the appraisal procedure described in
Section 16.2 below. Lessee's request for a determination of such Fair Market Value shall not obligate Lessee to exercise the option provided in this Article 16 but, if Lessee exercises such option, Lessee and Lessor shall each pay the fees and disbursements of any appraiser appointed by it and shall share equally the fees and expenses of any third appraiser and any other costs and expenses of any appraisal pursuant to this Article 16. If Lessee does not exercise such option, Lessee shall pay all costs and expenses of any appraisal pursuant to this Article 16.

         16.2 The term "Fair Market Value" as used in this Article 16 shall mean the fair market value of Lessor's Interest in the Property unencumbered by this Lease and used for its highest and best use, including, but not limited to, use as a hotel and casino, determined using the standards then commonly used by professional appraisers in determining fair market value of similarly improved real property in Atlantic City, New Jersey, but taking into account the fact that Lessor's Interest in the Property shall be used in conjunction with the Original Claridge Improvements and the original Claridge Land. If the parties hereto fail to agree under Section 16.1 hereof as to the Fair Market Value such question shall be submitted upon Lessee's request to a board of appraisers, two
(2) in number, one (1) named by Lessor and one (1) named by Lessee, each of whom shall be a qualified member of the American Institute of Real Estate Appraisers, or any successor of such Institute, or if such organization or successor shall no longer be in existence, a recognized national association or institute of appraisers. The appraiser so appointed shall be instructed to determine the Fair Market Value in accordance with the definition of such term contained herein within fifty (50) days after the making of Lessee's request. If only one (1) appraiser shall have been so appointed within twenty (20) days after the making of Lessee's request, or if two (2) appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the appointment of both appraisers, Lessee's request, then the determination of such appraiser shall be final and binding upon the parties. If two (2) appraisers shall have been appointed and shall have failed to agree as to the Fair Market Value within the fifty (50) day period set forth above, the two (2) appraisers shall appoint a third appraiser within twenty (20) days. If such appraisers fail to do so, then either party may request the President of American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period. Any appraiser appointed by the original appraisers or by the President of American Arbitration Association shall be instructed to determine the Fair Market Value in accordance with the definition of such term contained herein within thirty (30) days after its appointment. The determination of such appraiser shall be final and binding upon Lessor and the Lessee as the Fair Market Value. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

         16.3 Lessor covenants and agrees that from the date hereof until the expiration of the Purchase option, Lessor will not sell, convey, transfer, mortgage, assign, encumber or otherwise dispose of all or any part of Lessor's Interest in the Property, provided, however, that Lessor shall have the right to mortgage such property to secure any refinancing of the indebtedness described in Section 25 hereof.

         If Lessee exercises the Purchase Option, Lessor need not convey any better title thereto than existed on the date of the commencement of the term of this Lease, and Lessee or its designee shall accept such title and subject to all charges, liens, security interests and encumbrances on the Lessor's Interest in the Property created or caused to be created by Lessee and all applicable legal requirements.

         If Lessor shall be unable to give title or make conveyance as stipulated, Lessor shall convey such title as it then has if Lessee elects to accept the same. The termination of this Lease prior to exercise of the Purchase option, or prior to or after exercise of the Purchase option if such termination is due to Lessee's default hereunder, shall terminate all rights and obligations of Lessor and Lessee under this Article.

         In the event of Lessee's exercise of the Purchase Option, this Lease shall not terminate, except due to Lessee's default, until the Lessor's interest in the Property shall have been conveyed to Lessee and the Fair Market Value and all other sums due under this Lease shall have been paid.

         Lessor and Lessee agree that Lessee shall have no right to purchase the fee interest in the Air Space pursuant to the Purchase Option, and Lessee agrees that should Lessee purchase the Lessor's Interest to the Property, Lessee shall assume all of Lessor's obligations under the Air Rights Lease. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Air Space and Expansion Improvements by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Air Space or any interest in such fee.

         16.4 On the relevant Option Date, Lessee shall pay to Lessor an amount equal to the Fair Market Value plus all closing costs including, without limitation, any applicable prepayment penalty payable to any mortgagee, counsel fees, escrow fees, recording fees, title insurance premiums and all applicable taxes (the "Costs") together with all Basic Rent and Additional Rent to and including the actual date of purchase, and Lessor shall deliver to Lessee a New Jersey bargain and sale deed with covenants against grantor's acts to the Expansion Improvements, a bill of sale for any personal property and an assignment of Lessor's interest in the Air Rights Lease. On the relevant Option Date Lessee shall pay to Lessor in cash or by certified, bank or cashier's check or Federal Funds or wire transfer to an account designated by Lessor an amount equal to all sums payable pursuant to the terms of this Section 16.4 other than the Fair Market Value. Any check must be drawn on a bank which is a member of the New York Clearinghouse Association. Lessee may pay an amount equal to the Fair Market Value in accordance with either of the following:

         A. An amount equal to the outstanding principal balance of all of the then existing mortgage indebtedness encumbering Lessor's Interest in the Property by Lessor executing and delivering such documentation as may be requested by any then existing mortgagee and payment of the balance of the Fair Market Value to Lessor in cash; or

         B. An amount equal to the outstanding principal balance of all of the then existing mortgage indebtedness encumbering Lessor's Interest in the Property by Lessor executing and delivering such documentation as may be requested by any then existing mortgage, payment of ten percent (10%) of the balance of the Fair Market Value to Lessor in cash and payment of the remainder of the Fair Market Value by execution and delivery of a purchase money note in said amount (the "Option Note"). If the Purchase Option is exercised on September 30, 1998, the principal amount of the Option Note shall be fully amortized over a fifteen (15) year term. If the Purchase Option is exercised on September 30, 2003 the principal amount of the Option Note shall be fully amortized over a ten (10) year term. In either instance, (i) interest and equal installments of principal shall be payable quarterly and (ii) Lessee may at the time it delivers the Option Note choose an interest rate. Such interest rate shall be equal to either (i) a fixed rate per annum equal to the Prime Rate or (ii) a floating rate adjusted semi-annually to equal the Prime Rate.

The foregoing method and amount of payments shall be adjusted by Lessor and Lessee to reflect the fact that any then existing mortgage indebtedness may be secured by mortgages encumbering the original Claridge Land and the Original Claridge Improvements. The Option Note shall be secured by a purchase money mortgage in a form acceptable to Lessor and Lessee.

         If on the relevant Option Date Webb shall own fifty percent (50%), directly or indirectly, or more of Lessee, Lessee's obligations under the Option Note shall be fully and unconditionally guaranteed by Webb.

         There shall be no closing adjustments, other than for the Basic Rent and Additional Rent payable by Lessee hereunder, and rent and other payment obligations of Lessor under the Ground Lease for the month in which the relevant Option Date occurs and other accrued obligations of Lessee under the Air Rights Lease.

         16.5 Upon the completion of such purchase, but not prior thereto (whether or not any delay or failure in the completion of such purchase shall be the fault of Lessor), the Lease shall terminate, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to such date of purchase.

                                   ARTICLE 17
                            INDEMNIFICATION OF LESSOR

         Subject to the provisions of Article 27 hereof, Lessee shall indemnify and save harmless Lessor from and against any and all liability, loss, damages, expenses, costs, claims and judgments (to the extent that the same are not paid out of the proceeds of any policies of insurance furnished by Lessee to Lessor) arising from injury, or claim of injury, during the term of this Lease to person or property of any and every nature, from any matter or thing growing out of the occupation, possession, use, management, improvement, alteration, or control of the Property.

                                   ARTICLE 18
                         CUMULATIVE RIGHTS AND REMEDIES

         All the rights and remedies of Lessor or Lessee, as the case may be, herein mentioned or referred to, or arising hereunder, shall be deemed to be distinct, separate and cumulative, and no one or more of them, whether exercised or not, nor any mention of, or reference to, any one or more of them herein, shall be deemed to be in exclusion of, or a waiver of, any of the others, or of any rights or remedies which Lessor or Lessee, as the case may be, might have, whether by present or future law or pursuant to this Lease. Lessor or Lessee shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately, and to take any lawful action or proceedings to exercise or enforce any rights or remedies whether at law or in equity or otherwise, without thereby waiving, or being thereby barred or estopped from exercising and enforcing any other rights or remedies by appropriate action or proceedings.

                                   ARTICLE 19
                                   NON-WAIVER

         No waiver by Lessor of any breach by Lessee of any covenant, agreement or condition herein contained, and no failure by Lessor to make any payment on behalf of Lessee, or to exercise any right or remedy in respect of any breach hereunder, shall constitute a waiver or relinquishment for the future of any such covenant, agreement or condition, or of any subsequent breach of any such covenant, agreement or condition, or bar any right or remedy of Lessor in respect of any such subsequent breach, and the receipt of any rent by Lessor, whether the same be that reserved and provided for herein as Basic Rent or Additional Rent shall not operate as a waiver of the rights of Lessor to enforce the payment of any other such rent or to require the performance of any other covenant, condition or agreement hereof then or thereafter in default, or to terminate this Lease or to recover the Property or to invoke any other appropriate remedy which Lessor may select as herein or by law provided.

                                   ARTICLE 20
                    PUBLIC ACCESS TO AIR SPACE; OTHER ACCESS

         20.1 During such period or periods of the term of this Lease as any perimeter portion of the Property shall be unimproved by any walled structure, fence or gate, Lessee shall not suffer or permit the same to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair the fee title to the Air Space or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse user or adverse possession by the public, as such, or of implied dedication of the Air Space or any portion thereof.

         20.2 Lessor shall be under no obligation whatsoever to provide Lessee access or utilities to or for the Air Space or the Expansion Improvements in, through, under or from the Original Claridge Land or the Original Claridge Improvements, whether or not the same are owned by or under the control of Lessor.

                                   ARTICLE 21
                               USE OF THE PROPERTY

         Lessee agrees that without the consent of Lessor, Lessee will not use or cause to be used the Property or any part thereof for any purpose other than a hotel and casino in full compliance with the Act (as defined in Article 27 hereof), with uses incidental to or customarily related thereto.

                                   ARTICLE 22
                            SURRENDER OF THE PROPERTY

         Lessee shall and will on the last day of the term of this Lease or other sooner termination hereof, well and truly surrender and deliver up the Property into the possession of Lessor, its successors or assigns, and in good order, condition and repair, except for reasonable wear and tear and damage by fire or other casualty, free and clear of all liens, tenancies and encumbrances other than those, if any, created by Lessor or permitted hereunder.

                                   ARTICLE 23
                               MEMORANDUM OF LEASE

         Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State of New Jersey, in which reference to this Lease shall be made.

                                   ARTICLE 24
                              AIR RIGHTS LEASE AND
                           COVENANT OF QUIET ENJOYMENT

         24.1 Subject to the provisions of Section 2.3 hereof, Lessor will at all times perform and comply with all of the terms and conditions of the Air Rights Lease to be performed or complied with by the tenant thereunder and will do all things necessary to keep unimpaired the leasehold estate created thereby and to prevent any default thereunder or forfeiture thereof. Lessor will take, or cause to be taken, any action consistent with the provisions of this Lease permitted to be taken by the tenant under the Air Rights Lease with respect to enforcement of the terms thereof against the landlord thereunder. Lessee acknowledges that its rights and remedies pursuant to this Lease are, and shall be, subject and subordinated to the duties and obligations of the tenant under the Air Rights Lease and Lessee agrees not to take any action pursuant to this Lease, or otherwise, which in any way, either with the passage of time or the giving of notice, or both, would constitute a default under the Air Rights Lease; provided, however, that none of the duties or obligations of Lessee hereunder shall in any way be reduced or diminished as a result of this Lease being subject and subordinate to the duties and obligations of the tenant under the Ground Lease. Lessee and Lessor, as the case may be, will deliver to the other and, to the extent required, any mortgagee, promptly upon receipt, a copy of any notice, demand, declaration or other communication received from the landlord under the Air Rights Lease including those relating to any alleged or actual or potential default or breach on the part of the tenant thereunder.

         24.2 Lessor covenants that, so long as Lessee pays the Basic Rent and Additional Rent, and faithfully performs and observes all covenants, conditions and agreements herein contained on the part of Lessee to be performed or observed, Lessee shall quietly have and enjoy the Air Space and the Expansion Improvements and every part thereof throughout the entire term of this Lease.

                                   ARTICLE 25
                         SUBORDINATION TO AND COMPLIANCE
                                 WITH MORTGAGES

         25.1 This Lease and the rights and remedies of Lessor and Lessee pursuant to this Lease are, and shall be, subject and subordinate in all respects to the liens of (a) that certain first mortgage and security agreement, dated October 31, 1983, between Claridge Limited, as mortgagor and First National State Bank, as mortgagee, as amended by that certain mortgage modification agreement, dated the date hereof, which creates a first lien upon the original Claridge Land, the original Claridge Improvements, the Air Space, the Expansion Improvements and certain other personal property used in connection therewith and (b) that certain purchase money second mortgage, between Lessor, as mortgagor, and Claridge Limited, as mortgagee, dated October 31, 1983, as amended by that certain supplemental amendment, dated the date here of, which creates a second lien upon the original Claridge Improvements and the Property and any extensions, renewals, modifications, consolidations and replacements of the mortgages described in (a) and (b) above. Lessee agrees not to take any action pursuant to this Lease, or otherwise, which in any way, either with the passage of time or the giving of notice, or both, would constitute a default under any such mortgage. Lessee and Lessor, as the case may be, will deliver to the other, promptly upon receipt, a copy of any notice, demand, declaration or other communication received from any mortgagee.

         25.2 Such subordination shall be automatically effective without any further act of Lessor and Lessee, but Lessee agrees that to confirm such subordination, Lessee will, from time to time, at the request of Lessor, execute any instrument or instruments subordinating this Lease to any such mortgage or mortgages, and in the event of the failure of Lessee to execute such instrument or instruments on demand, Lessor is hereby made Lessee's agent to execute such instrument or instruments for and on behalf of Lessee. This agency is coupled with an interest and is irrevocable. If Lessor shall at any time fail to pay any installment of interest or principal upon any mortgage to which this Lease is or may be subject or any other charge or sums not required by the provisions of this Lease to be paid by Lessee, and the default in the payment of which would constitute a default under the terms of any such mortgage permitting an acceleration and foreclosure thereof, Lessee on two (2) days' notice to Lessor shall have the right forthwith to pay the same, together with any foreclosure costs, and deduct the amount thereof, with interest at the Prime Rate per annum, from the Basic Rent or Additional Rent payments becoming due under the provisions hereof, until the full amount so paid shall have been deducted. This remedy, however, shall not prevent Lessee from recovering from Lessor by action or otherwise the full amount of such payment to the extent that deductions have not actually been made, or from being subrogated to the rights of the owner or holder of any such mortgage so far as the same may be allowed by law. Lessor agrees to provide Lessee with a copy of each such mortgage or mortgages within ten (10) days after the execution and delivery thereof.

         25.3 Lessor shall use all reasonable efforts to obtain from mortgagees described in Section 25.2 hereof an agreement from such mortgagees wherein such mortgagees agree in substance that so long as Lessee is not in default: (A) Lessee will not be disturbed in Lessee's possession of the Property by any holder of the mortgage; (B) Lessee will not be joined in any action or proceeding to foreclose the mortgage by any holder thereof; and (C) casualty insurance proceeds and condemnation awards to which the holder of the mortgage is entitled under the terms of the mortgage will be applied toward restoration of the Property. The giving of any such agreement by the mortgagee may be conditioned by it on the reciprocal agreement by Lessee to attorn to the holder of the mortgage should it become vested with title to the Property.

                                   ARTICLE 26
                                  CERTIFICATES

         26.1 Within ten (10) days after receipt of written request therefor, Lessor will execute, acknowledge and deliver to Lessee a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that this Lease is in full force and effect as modified and stating the modifications) and the dates to which the Basic Rent and Additional Rent have been paid and stating whether, to the best knowledge of the signer of such certificate, Lessee is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section 26.1 may be relied upon by any assignee of Lessee.

         26.2 Within ten (10) days after receipt of written request therefor Lessee will execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that this Lease is in full force and effect as modified and stating the modifications) and the dates to which the Basic Rent and Additional Rent have been paid and stating whether, to the best knowledge of the signer of such certificate, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section 26.2 may be relied upon by any holder of a fee mortgage on Lessor's Interest in the Property or any assignee of any such holder or any purchaser or grantee of Lessor's Interest in the Property.

         26.3 No such certification shall estop Lessor or Lessee, as the case may be, thereafter to assert any then existing default of which it did not have actual knowledge on the date of the making of such certification.

                                   ARTICLE 27
                          NEW JERSEY CASINO CONTROL ACT

         27.1 Notwithstanding anything to the contrary contained in this Lease, this Lease will be deemed to include all provisions required by the New Jersey Casino Control Act (the "Act"), and shall be conditioned upon the approval of the New Jersey Casino Control Commission ("Commission"). To the extent that anything in this Lease is inconsistent with the Act, the provisions of the Act shall govern. All provisions of the Act, to the extent required by law to be included in this Lease, are incorporated by reference as if fully restated in this Lease.

         This Lease is subject to the terms and provisions of the Act, shall be submitted to the Commission for approval and shall not be effective unless and until approved, or such approval is waived, by the Commission.

         27.2 Lessor, Lessee and their successors or assigns, covenant and agree that each party shall obtain and hold throughout the term of this Lease such license as may be required by the Commission to the extent such license or licenses are necessary for the approval of this Lease and the operation of the hotel and casino within the Air Space and in the Expansion Improvements.

         If the Commission denies licensure or renewal of a license or should attempt to revoke or suspend any license theretofore issued with respect to Lessor or Lessee and their successors or assigns or makes a finding of unsuitability of any of the above persons or entities or any persons or entities associated with them or if the Division of Gaming Enforcement of the State of New Jersey (the "Division") objects to such licensure or to such suitability (a "Disqualification") Lessor or Lessee subject to Disqualification, its successors or assigns shall promptly take any and all actions necessary to obtain a reversal of each Disqualification. Prior to the expiration of thirty
(30) days after any Disqualification, Lessor, Lessee, their successors and assigns covenant and agree to take all steps and do all acts necessary which would satisfy the Commission and/or the Division, whichever shall have been the objector, or the commission, notwithstanding the objections of the Division, in order to obtain or maintain licensure by the Commission, including, but not limited to (A) divesting itself of its interest in and to the Property; (B) causing any disqualified person to divest himself or itself of any interest in and to the Property and/or (C) severing its association with such disqualified person to the satisfaction of the Commission and/or the Division. If Lessor is the party subject to Disqualification and the Disqualification is not eliminated by Lessor within such thirty (30) day period, Lessee shall purchase the Lessor's Interest in the Property for the purchase price set forth below:

              Year                      Purchase Price
              ----                      --------------
              1986                        $17,000,000
              1987                        $17,850,000
              1988                        $18,742,500

The purchase price will be adjusted in 1988 to determine the purchase price for the five (5) year period commencing 1989 and every five (5) years thereafter in accordance with the procedure and formula set forth below:

                         Not later than April 1, 1988 and April 1 every five (5) years thereafter, Lessor shall cause the President of the American Institute of Real Estate Appraisers to appoint three (3) independent appraisers, each of whom shall be a qualified member of the American Institute of Real Estate Appraisers with experience in commercial real estate. Each independent appraiser will thereafter determine the value of the Lessor's Interest in the Property in accordance with the standards set forth in the Code of Professional Ethics and Standard of Professional Conduct of the American Institute of Real Estate Appraisers by not later than August 31 of the year of his appointment; provided, however, that such value shall take into account the fact that Lessor's Interest in the Property shall be used in conjunction with the original Claridge Improvements and the Original Claridge Land. If such appraisals shall not be completed as above provided, the purchase price payable to acquire the Lessor's Interest in the Property shall remain the existing purchase price until such appraisal is completed. The purchase price payable to acquire Lessor's Interest in the Property shall be determined in accordance with the following formula:

            Income Approach Method Value of Appraiser No. 1
         +  Income Approach Method Value of Appraiser No. 2
         +  Income Approach Method Value of Appraiser No. 3
            -----------------------------------------------
                                                               = Purchase Price
                            divided by 3

                         The purchase price shall be payable by the purchaser taking title to Lessor's Interest in the Property subject to any then existing mortgage and payment of the difference between the purchase price and such balance: (i) in cash; or (ii), subject to the prior approval of the Commission, ten percent (10%) in cash and the remainder of such balance by the execution and delivery of a purchase money note in said amount, which note shall be payable over fifteen (15) years in quarterly installments of principal; interest shall be payable at the purchaser's option, at a fixed rate of interest equal to the Prime Rate, or a floating Rate adjusted annually to equal the then Prime Rate. The foregoing method and amount of payments shall be adjusted by Lessor and Lessee to reflect the fact that any then existing mortgage indebtedness may be secured by mortgages encumbering the Original Claridge Land and the original Claridge Improvements.

                         If Lessor's Interest in the Property is acquired under this Section 27.2, this Lease shall be deemed to be terminated and all payments required to be made upon termination hereunder shall be paid by Lessee at the time the purchase price is paid.

If Lessee is the party subject to Disqualification and the Disqualification is not eliminated by the Lessee within such thirty (30) day period, Lessor shall have the option at its sole election, to terminate this Lease at the expiration of the thirty (30) day period by written notice to Lessee. If Lessor exercises this right of termination, the term of this Lease shall expire and terminate five (5) days after Lessee's receipt of such notice and Basic Rent and Additional Rent herein reserved and provided to be paid by Lessee shall be paid as of the date of such expiration.

         27.3 The provisions of Article 27 hereof to the contrary notwithstanding, Lessor and Lessee shall be jointly and severally liable for all acts omissions and violations of this Act by either party regardless of actual knowledge of such act, omission or violation and notwithstanding any provision in this Lease to the contrary.

                                   ARTICLE 28
                                     NOTICES

         Any notice, document or other communication (hereinafter, "notice") which either party may be required or may desire to give to the other party shall be in writing, and any such notice may be given or delivered personally or by mail.

         Any such notices given or delivered personally shall be given or delivered by hand to an officer of the entity, to which they are being given or delivered if the entity shall be a corporation, or to the managing partner if the entity to which they are being given or delivered is a partnership, and shall be deemed given or delivered when so given or delivered by hand. Any such notices given or delivered by mail shall be deemed given or delivered when deposited in the U.S. mails, certified or registered mail, return receipt requested, with all postage and fees prepaid, addressed to the person or entity in question as follows:

                         If to Lessor:
                         Atlantic City Boardwalk Associates, L.P.
                         The Claridge Hotel and Casino
                         Indiana Avenue and the Boardwalk
                         Atlantic City, New Jersey 08401

                         Attention: Managing General Partner

                         If to Lessee:
                         The Claridge at Park Place, Incorporated
                         The Claridge Hotel and Casino
                         Indiana Avenue and the Boardwalk
                         Atlantic City, New Jersey 08401

                         Attention: President

or, in either case, to such other address as either party may have previously notified the other pursuant to the provisions of this Article 28.

                                   ARTICLE 29
                                  SEVERABILITY

         If and to the extent that any provision of this Lease shall be unlawful or contrary to public policy, the same shall not be deemed to invalidate the other provisions of this Lease. This Lease may not be changed orally but only by an agreement in writing and signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

                                   ARTICLE 30
                             WAIVER OF TRIAL BY JURY

         It is mutually agreed by and between Lessor and Lessee that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Property, and/or any claim of injury or damage.

                                   ARTICLE 31
                             SUCCESSORS AND ASSIGNS

         Each and all of the provisions, agreements, covenants and conditions of this Lease shall extend to and shall bind and be obligatory upon or inure to be the benefit of (as the case may require and in each instance as though specifically so stated) not only Lessor and Lessee, but also the successors and assigns of Lessor and the successors and assigns of Lessee.

                                   ARTICLE 32
                           LESSOR/LESSEE RELATIONSHIP

         None of the terms, provisions and conditions of this Lease shall be construed as creating or constituting either party as a co-partner or joint venturer with the other, or constituting Lessee the agent of Lessor, it being the intention of the parties that their relationship created hereunder is and shall continue to be that of lessor and lessee only.

                                   ARTICLE 33
                             LIMITATION OF LIABILITY

         Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the liability of Lessor hereunder shall be limited to Lessor's interest in the Property, and Lessee hereby agrees not seek any judgment against Lessor, or any general or limited partner of Lessor, or any principal of Lessor, any partner or officer thereof, disclosed or undisclosed, for any reason whatsoever.

                                   ARTICLE 34
                                  GOVERNING LAW

         This lease shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey.

                                   ARTICLE 35
                           SECURITY INTEREST PROVISION

         To secure the obligation of Lessee to perform the terms and conditions of this Lease, but subject to the rights of any mortgagee described in Article 25 hereof, (i) Lessee does hereby grant to Lessor, as secured party, a security interest: in Lessee's option to purchase the Air Space pursuant to that certain Amended and Restated Option Agreement of even date herewith by and between DEWNJ and Lessee and (ii) Lessee does hereby grant to Lessor, as secured party, a further security interest in any and all trade names and trademarks of Lessee (collectively, the foregoing are hereinafter referred to as the "Collateral"). Lessor and Lessee have currently herewith entered into a separate security agreement evidencing the creation of such security interests. Upon the failure of Lessee to cure any default hereunder within the applicable grace period, Lessor shall have the right to exercise any and all rights and remedies of Lessor with respect to the Collateral set forth in such security agreement.

                                   ARTICLE 36
                              EFFECT OF CONVEYANCE

         The term "Lessor", as used in this Lease, means only the owner for the time being of the Expansion Improvements and the Lessor's interest under the Air Rights Lease. Therefore, in the event of any conveyance of the Expansion Improvements and the Lessor's interest under the Air Rights Lease, the seller shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, not theretofore accrued, and it shall be deemed and construed, without further agreement between the parties hereto or between the parties hereto and the grantee of the Expansion Improvements and the

Lessor's interest under the Air Rights Lease, that such grantee has assumed and agreed to execute any and all covenants and obligations of Lessor hereunder.

                                   ARTICLE 37
                    RELATIONSHIP TO ORIGINAL OPERATING LEASE

         37.1 Notwithstanding anything herein contained to the contrary:

                         (a) If Lessor for any reason shall have the right to terminate the original Operating Lease, Lessor shall also have the right to terminate this Lease. If Lessor shall have the right to terminate this Lease, Lessor may exercise such right provided that Lessor shall concurrently therewith terminate the Original Operating Lease. If Lessor for any reason shall terminate the original Operating Lease, Lessor shall thereupon be deemed to have terminated this Lease.

                         (b) If Lessee for any reason shall have the right to terminate the Original operating Lease, Lessee shall also have the right to terminate this Lease. If Lessee shall have the right to terminate this Lease, Lessee may exercise such right provided that Lessee shall concurrently therewith terminate the Original Operating Lease. If Lessee for any reason shall terminate the original operating Lease, Lessee shall thereupon be deemed to have terminated this Lease.

         37.2 If this Lease shall terminate pursuant to the provisions of this
Article 37, the Basic Rent and Additional Rent herein reserved and provided to be paid by Lessee shall be apportioned as of the date of such termination.

         IN WITNESS WHEREOF, the respective parties hereto have duly executed and acknowledged this instrument as of the day and year first above written.

                                     LESSOR
                                     ATLANTIC CITY BOARDWALK
                                              ASSOCIATES, L.P.

                                     By: /s/ T. Edward Plant
                                           -----------------------------
                                             T. Edward Plant
                                             General Partner

                                     LESSEE
                                     THE CLARIDGE AT PARK PLACE,
                                              INCORPORATED


                                     By: /s/ Roger P. Wagner
                                           -----------------------------
                                              Roger P. Wagner
                                              President

         If on the relevant Option Date the undersigned owns fifty percent (50%), directly or indirectly, or more of Lessee, the undersigned hereby fully and unconditionally guarantees Lessee's obligations under the Option Note.

                                      DEL E. WEBB CORPORATION

                                       By: /s/ Donald V. Mickus
                                           -----------------------------
                                           Donald V. Mickus
                                           Vice President

                                    EXHIBIT A

                                  REAL PROPERTY

                                Land Description

ALL that certain land and premises situate in the City of Atlantic City, County of Atlantic and State of New Jersey, bounded and described as follows:

TRACT #1 - BEGINNING at a point in the Easterly line of Indiana Avenue 150 feet Southwardly of the Southerly line of Pacific Avenue; and extending thence

(1)      Eastwardly parallel with Pacific Avenue 155 feet; thence

(2)      Southwardly parallel with Indiana Avenue 50.1 feet; thence

(3) Westwardly parallel with Pacific Avenue 155 feet to the Easterly line of Indiana Avenue; thence

(4) Northwardly along the same 50.1 feet to the point and place of beginning.

BEING known as 111 and 113 South Indiana Avenue.

TRACT #2 - BEGINNING at a point in the Westerly line of Indiana Avenue 150 feet Southwardly of the Southerly line of Pacific Avenue; and extending thence

(1)      Southwardly along the Westerly line of Indiana Avenue 300 feet; thence

(2) Westwardly at right angles to Indiana Avenue 138.10 feet to the Easterly line of Park Place; thence

(3)      Northwardly along the same 300 feet; thence

(4) Eastwardly at right angles to Park Place 138.10 feet to the Westerly line of Indiana Avenue and point and place of beginning.

TRACT #3 - BEGINNING at a point in the Easterly line of Ohio Avenue 200 feet Southwardly of the Southerly line of Pacific Avenue; and extending thence

(1) Eastwardly parallel with Pacific Avenue 145.6 feet to the Westerly line of Park Place; thence

(2)      Southwardly along the same 150 feet; thence

(3) Westwardly parallel with Pacific Avenue 145.6 feet to the Easterly line of Ohio Avenue; thence

(4) Northwardly along the same 150 feet to the point and place of beginning.

In Compliance with Chapter 157, Laws of 1977 premises situate herein are known as Lots #8 and 9, Lot #16, in Block #31 and Lot #35 in Block #30 on the tax map of the above City.

                                  The Air Space

ALL that certain real property in the City of Atlantic City, County of Atlantic, State of New Jersey, which lies above (but not below) the horizontal plane the elevation of which is 26.0 above that certain Datum Level which designates as zero an elevation equal to mean sea level at Atlantic City, as computed and established by the United States Coast and Geodetic Survey and which lies below (but not above) another horizontal plane the elevation of which is 71.5 above said Datum Level, and which is bounded by and lies within that certain plot or parcel described as follows:

         ALL that certain lot, tract, or parcel of land and premises situate, lying, and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the westerly line of Park Place (60' wide), said point being distant 200.00' south of the southerly line of Pacific Avenue (60' wide), and extending from said beginning point; thence

(1) South 27 degrees 28' 00" East, in and along the westerly line of Park Place, a distance of 150.00' to a point; thence

(2) North 89 degrees 42' 23" East, crossing Park Place, a distance of 67.44' to the easterly line of Park Place; thence

(3) North 27 degrees 28' 00" West, in and along the easterly line of Park Place, a distance of 180.80'; thence

(4) South 62 degrees 32' 00" West crossing Park Place, a distance of 60.00' to the point and place of BEGINNING.

CONTAINING an area of 9924 square feet.

                                                                EXHIBIT B

                              PERMITTED EXCEPTIONS

2. (a) Building restrictions as set forth in Deed Book 46, Page 29 (affects Tract 1).

         (b) Building restrictions as set forth in Deed Book 72, Page 655 and 658 (Affects the southerly 200 feet of Tract 2).

         (c) Building restrictions as set forth in Deed Book 74, Page 544, Deed Book 75, page 699 and Deed Book 84, page 474 and 476 (Affects northerly 100 feet of Tract 2).

         (d) Building restrictions as set forth in Deed Book 73, Page 7 (Affects northerly 50 feet of Tract 2).

         (e) Building restrictions as set forth in Deed Book 76, Page 41 (Affects southerly 150 feet of Tract 2).

         Restrictions have been violated as to the sale of spirituous, vinous liquors. This Policy guarantees that any violation of said restrictions shall not cause forfeiture or reversion of title and also insures against loss by reason of enforcement of the restrictions. This Policy also guarantees that any enforcement of the remaining restrictions shall not cause a forfeiture or reversion of title.

3. Based upon a survey prepared by Arthur W. Ponzio Co. & Associates Inc., dated 12/20/84, revised to 3/14/86, the Company hereby insures against loss or damage which the insured shall sustain by reason of any encroachments, overlaps, boundary line disputes, or easements, except as follows:

         (1) Overhang in North wall of buildings erected on Block 30, Lot 35 encroaches on premises to North .33 feet.

         (2) Overhang in South wall of buildings erected on Block 30, Lot 35 encroaches on premises to South .33 feet.

         (3) Overhang in East wall of building erected on Block 31, Lot 16 encroaches on Indiana Avenue 2.00 feet.

         (4) East wall of buildings erected on Block 31, Lot 16 encroaches on Indiana Avenue .06 feet.

         (5) Overhang in East wall of buildings erected on Block 31, Lot 16 encroaches on Indiana Avenue 7.00 feet.

         (6) South wall of buildings erected on Block 31, Lot 18 encroaches on Block 31, Lot 16 .11 feet.

         (7) overhang in West wall of buildings erected on Block 31, Lot 16 encroaches on Park Place 7.00 feet.

         (8) West wall of buildings erected on Block 31, Lot 16 encroaches on Park Place .07 feet.

         Title policy insures that the above referred to encroachments may remain where presently located for the life of the structure.

4. Liens of taxes 1986, First One Quarter paid, Second Quarter not yet payable.

4a. Subject to Liability for additional assessment in connection with new construction pursuant to N.J.S.A. 54: 4-63.1 et. seq.

5. Rights or claims of parties in possession not shown by the public records as licensee only, being Final Touch Beauty Salon, Inc, and Host International, Inc.

6. Mortgage made by Claridge Limited, a New Jersey limited partnership to First National State Bank, dated as of October 31, 1983, recorded in the office of the clerk of Atlantic County on October 31, 1983 as Mortgage Book 2908, Page 178 as modified to secure the amount of $96,500,000.

7. Mortgage made by Atlantic City Boardwalk Associates, L.P., a New Jersey Limited partnership, dated as of October 31, 1983, recorded in the office of the clerk of Atlantic County on October 31, 1983 as mortgage Book 2908, Page 197 as modified to secure the amount of $47,000,000,00.

8. Mortgage made by Atlantic City Boardwalk Associates, L.P., a New Jersey Limited Partnership to The Claridge At Park Place, Incorporated, a Corporation of New Jersey, dated as of October 31, 1983, recorded in the office of the Clerk of Atlantic County on October 31, 1983 as Mortgage Book 2908, Page 246 as modified to secure up to the amount of $152,000,000.00.

9. Subject to the ground lease agreement, Claridge Limited to Atlantic City Boardwalk Associates L.P., dated as of 10-31-83 recorded 10-31-83, in Deed Book 3850, Page 178 and in the operating lease Atlantic City Boardwalk Associates L.P., to the Claridge at Park Place dated as of 10-31-83, recorded 10-31-83 in Deed Book 3850, Page 204, as modified.

10. Subject to Assignment of Lessors Interest, Claridge Limited to First National State Bank dated October 31, 1983, recorded October 31, 1983 as Deed Book 3850, Page 123 as modified in the Clerk's Office of Atlantic County. (Information Only).

11. Subject to Assignment of Lessors Interest, Atlantic City Boardwalk Associates, L.P., to First National State Bank dated October 31, 1983, recorded October 31, 1983 as Book 3850, Page 159 as modified in the Clerk's Office of Atlantic County.

12.      Subject to the Terms and Conditions of the Land Option Agreement, Del
         E. Webb New Jersey, Inc., to The Claridge at Park Place, Incorporated dated as of 10-31-83, recorded 10-31-83, in Deed Book 3850, Page 213 as modified.

13. Subject to Financing Statement: Del E. Webb New Jersey Inc., to First National State Bank filed October 31, 1983 as modified in File 4486 and filed in the Office of the Secretary of State.

14. Subject to Financing Statement: The Claridge at Park Place to First National State Bank filed October 31, 1983 as modified in File 4488 and 4489 and filed in the office of the Secretary of State.

15. Subject to Financing Statement: Atlantic City Boardwalk Associates, L.P., to First National State bank filed October 31, 1983 as modified in File 4487 and in the office of the Secretary of State.

16. Subject to Financing Statement: Atlantic City Boardwalk Associates, L.P., to Claridge Limited filed October 31, 1983 as modified in File 4482.

17. Subject to Financing Statement: Atlantic City Boardwalk Associates, L.P., to The Claridge at Park Place Incorporated filed October 31, 1983 as modified in File 4484.

18. Subject to Financing Statement: Atlantic City Boardwalk Associates, L.P., to Chemical Business Credit Corp., filed 5-22-84, in File 5309, and file 5310; filed 6-19-84, as modified in File 5430.

19. Subject to Financing Statement: Atlantic City Boardwalk Associates, L.P., to Germantown Savings Bank filed 12-7-84, as modified in File 6204. (copies attached).

20. The Claridge at Park Place Incorporated to Atlantic City Boardwalk Associates, L.P., filed 10-31-83, file 4483, as modified to DEWNJ.

21.      Subject to the Terms of the Deed for the Air Rights over Park Avenue:
         However, Policy insures that said terms have been complied with to date and future violation will not cause forfeiture or reversion of title.

22. Subject to the terms of the Easement Atlantic City to Del E. Webb New Jersey, Inc. However, Policy insures that said terms have been complied with to date and future violation will not cause forfeiture or reversion of title.

23. As to Air Rights Parcel and Easement Agreement, Policy does not insure same until said documents are executed and recorded.